UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2007
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600 Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On June 13, 2007, Weatherford International Ltd.’s wholly owned subsidiary, Weatherford International, Inc., agreed to issue $1.5 billion aggregate principal amount of senior notes, including $600 million of 5.95% Senior Notes due June 15, 2012, $600 million of 6.35% Senior Notes due June 15, 2017 and $300 million of 6.80% Senior Notes due June 15, 2037. Weatherford International Ltd. will fully and unconditionally guarantee all of the notes.
The notes were offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-United States persons in reliance on Regulation S under the Securities Act.
Weatherford intends to use the net proceeds from the offering to reduce outstanding short-term commercial paper borrowings and for general corporate purposes.
The notes being offered by Weatherford International, Inc. will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: June 13, 2007	/s/ Burt M. Martin
Burt M. Martin
Senior Vice President and General Counsel